Exhibit 99.2

Conference Call to Discuss CuraGen Acquisition May 29, 2009

Forward Looking Statement This communication contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such a difference include, but are not limited to, costs related to the transaction with CuraGen; failure of CuraGen's or Celldex's shareholders to approve Celldex's proposed acquisition of CuraGen (the "Acquisition"); CuraGen's or Celldex's inability to satisfy the conditions of the merger agreement with respect to the Acquisition; the timing, cost and uncertainty of obtaining regulatory approvals for product candidates; our ability to develop and commercialize products before competitors that are superior to the alternatives developed by such competitors; the validity of our patents and our ability to avoid intellectual property litigation, which can be costly and divert management time and attention; and the other factors listed under “Risk Factors” in our annual report on Form 10-K. Neither Celldex nor CuraGen undertakes any obligation to release publicly any revisions to such forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. This communication may be deemed to be soliciting material in respect of the proposed Acquisition. In connection with the Acquisition, Celldex and CuraGen intend to file relevant materials with the SEC, including Celldex's joint registration statement/proxy statement on Form S-4. SHAREHOLDERS OF CELLDEX AND CURAGEN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CELLDEX'S JOINT REGISTRATION STATEMENT/PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and shareholders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and Celldex and CuraGen shareholder will receive information at an appropriate time on how to obtain transaction-related documents for free from Celldex or CuraGen. Such documents are not currently available. Participants in the Solicitation The directors and executive officers of Celldex may be deemed to be participants in the solicitation of proxies from holders of Celldex common stock, and the directors and executive officers of CuraGen may be deemed to be participants in the solicitation of proxies from holders of CuraGen common stock, in respect of the proposed Acquisition. Information about the directors and executive officers of Celldex is set forth in Celldex's Annual Report on Form 10-K, which was filed with the SEC on March 2, 2009. Information about the directors and executive officers of CuraGen is set forth in CuraGen's Proxy Statement with respect to the election of directors, which was filed with the SEC on May 19, 2009. Investors may obtain additional information regarding the interest of Celldex and its directors and executive officers, and CuraGen and its directors and executive officers, in the proposed transaction by reading the proxy statement regarding the Acquisition when it becomes available.

Expands Celldex’s Precision Targeted Immunotherapy Platform with a portfolio of 11 oncology-focused antibodies, including CR011, for use as monotherapy and in novel combination approaches Increases value of both CuraGen and Celldex Increases cash to at least $96 million pro forma; extending runway into 2012 Fulfills a major initiative to identify and bring value-creating assets in-house Benefits of CuraGen Acquisition

Transaction Details All-stock transaction valued at $94.5 million CRGN to deliver a minimum of $68.6 million in cash CLDX to assume $14.1 million in CRGN debt Minimum yield of $54.5 million net cash; increases Company cash to at least $96 million and runway into 2012 Net of acquisition related costs, including transaction fees and severance payments 4% coupon; due in 2011 Timothy Shannon, M.D., President and CEO of CuraGen, will join the Celldex Board of Directors Anticipated close in Q3 2009

CuraGen: An Ideal Strategic Fit Robust portfolio of 11 oncology-focused promising human antibodies Vetted and selected from target/antibody deal with Abgenix; fully-owned Phase 2 Candidate CR011 (breast cancer and melanoma) Antibody-drug conjugate targeting GPNMB IND-track CR014 (renal and ovarian cancers) Antibody-drug conjugate targeting TIM-1 CR011 and CR014 also have potential as therapeutic antibodies Nine other novel antibody programs ready for or in preclinical studies Extensive antibody-focused IP portfolio Anticipated $54.5 million in net cash Synergistic technology, IP and resources

The Precision Targeted Immunotherapy Engine: Fueling New Treatments for Serious Diseases

Celldex Therapeutics: Leader in Immunotherapy Precision Targeted Immunotherapy Platform Primary focus is oncology and inflammatory diseases Lead candidate CDX-110 in Phase 2 study in glioblastoma multiforme Vaccine targeting the tumor-specific molecule EGFRvIII Partnered with Pfizer CDX-1307 completing Phase 1 study in epithelial tumors; will initiate Phase 2 clinical studies by year-end 2009 Antibody-vaccine to fight cancers that express hCG-β CDX-1401 entering Phase 1/2 studies in multiple solid tumors Fully-human mAb targeting cancers that express NY-ESO-1 Additional IND candidates in development

Significant Value Driving Events ASCO 2009 data presentations Phase 2 CDX-110 ACT II and ACTIVATE data in GBM Phase 2 CR011 breast cancer and melanoma data Phase 1 CDX-1307 combination data in epithelial cancers Ongoing enrollment/development Phase 2 ACT III study of CDX-110; design of randomized study in GBM Phase 2 CR011 studies in breast and melanoma; define next development steps by YE09 Phase 1 CDX-1307 novel combination-therapy study in epithelial cancers

Significant Value Driving Events Continued Initiate Phase 2 CDX-1307 randomized study in bladder cancer Initiate Phase 1/2 CDX-1401 study in multiple solid tumors Ongoing internal research to fuel a sustainable pipeline for future years File at least one IND in 2010

= Significant Value Creation at All Levels Combination Exceeds the Sum of its Parts Synergistic technologies and infrastructure Ability to drive exponential value instead of sequential value Programs in the clinic or promising antibody-based therapeutics Cash

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